UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2015

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On August 26, 2015, the Company entered into an At-The-Market Issuance Sales Agreement with MLV & Co. LLC (“MLV”) pursuant to which MLV agreed to act as a placement agent for the Company with respect to the sale of its common stock through an “at-the-market” offering pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-3, including a prospectus relating to the shares of common stock to be issued from time to time by the Company. The Company has agreed to pay a fee to MLV equal to 4% of the gross proceeds raised by the Company pursuant to this offering, subject to a floor of 1.0 cent ($0.01) per share sold. The sale of shares is subject to satisfaction of conditions precedent, including the filing of a prospectus supplement with the Securities and Exchange Commission and delivery of customary legal opinions and comfort letters, and will not occur unless and until the Company delivers a placement notice to MLV.

The Agreement is filed as Exhibit 1.1 to this Report and is incorporated by reference in this Report, and the above description is qualified in its entirety by reference to that Exhibit.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1 At-The-Market Issuance Sales Agreement dated August 26, 2015 between the Registrant and MLV & Co. LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2015

ANADIGICS, INC.

By: /s/ Ronald Michels

Name: Ronald Michels

Title: Chairman and Chief Executive Officer